UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  April 4, 2011

PIER 1 IMPORTS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-07832	75-1729843
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

100 Pier 1 Place, Fort Worth, Texas 76102
(Address of principal executive offices, including zip code)

817-252-8000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions: (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On April 4, 2011, Pier 1 Imports, Inc. through its subsidiary Pier 1 Imports (U.S.), Inc. (collectively with Pier 1 Imports, Inc. and other subsidiaries as guarantors, the “Company”), as the borrower, entered into an Amended and Restated Credit Agreement (the “Credit Agreement”) with Bank of America, N.A., as administrative agent and collateral agent, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Capital Finance, LLC as joint lead arrangers and joint lead bookrunners, and various other agents and the lenders party thereto. The Credit Agreement provides for a $300,000,000 senior secured five year revolving credit facility (the “Credit Facility”) secured by the Company’s U.S. and Canadian inventory and the Company’s third party credit card receivables and certain other assets related thereto and is subject to a borrowing base as defined therein.

This Credit Agreement amends and restates the previously existing credit agreement, dated as of November 22, 2005 (as amended on July 28, 2006, May 31, 2007 and July 30, 2009, the “Existing Credit Agreement”), by, among others, (i) Pier 1 Imports (U.S.), Inc. as the borrower, (ii) Pier 1 Imports, Inc. and certain of its other subsidiaries, as guarantors, (iii) the “Lenders” as defined therein, and (iv) Bank of America, N.A. as administrative agent and collateral agent. Credit extensions under the Existing Credit Agreement amounted to $58,128,809 as of April 4, 2011, comprised entirely of letters of credit issued pursuant to the Existing Credit Agreement.

Credit extensions under the Credit Facility will be limited to the lesser of $300,000,000 or the amount of the borrowing base as defined in the Credit Agreement. At the Company’s option, borrowings will bear interest, payable quarterly or, if earlier, at the end of each interest period, at either (a) the adjusted LIBOR rate plus a spread varying from 175 to 225 basis points per annum, depending on the amount then borrowed under the Credit Facility (initially 200 basis points), or (b) the prime rate plus a spread varying from 75 to 125 basis points per annum, depending on the amount then borrowed under the Credit Facility (initially 100 basis points). Provided that there is no default and no default would occur as a result thereof, the Company may request that the Credit Facility be increased to an amount not to exceed $400,000,000. Under the terms of the Credit Agreement, the Company agrees to pay a fee on the unused portion of the Credit Facility payable monthly in arrears at a rate of 37.5 basis points per annum. In addition, the Company will pay, when applicable, letter of credit fronting fees and fees on the amount of letters of credit outstanding.

The Credit Agreement contains customary affirmative and negative covenants for credit facilities of this type, including, among others, covenants placing limitations on the Company with respect to liens, investments, incurrence of indebtedness, disposition of assets, mergers and acquisitions, payments on indebtedness, and transactions with affiliates, a covenant requiring a minimum amount of availability under the Credit Facility and a covenant placing limitations on the Company’s ability to pay dividends or make other distributions with respect to the stock issued by Pier 1 Imports, Inc. and to purchase or redeem such stock from its shareholders (such dividends, distributions, purchases and redemptions, “Restricted Payments”). The covenant with respect to Restricted Payments under the Credit Agreement is more permissive than under the Existing Credit Agreement. For instance, certain Restricted Payments are not restricted by the Credit Agreement unless a default under the Credit Agreement has occurred or payment thereof would cause a default thereunder. In addition, certain other Restricted Payments are not restricted by the Credit Agreement, subject to certain conditions, unless credit extensions under the Credit Facility result in availability over a period of time that is projected to be less than 20% of the lesser of $300,000,000 and the calculated borrowing base. The Credit Agreement does not require the Company to comply with ongoing financial covenants. The Company may use the proceeds of borrowings under the Credit Facility for working capital, capital expenditures, permitted acquisitions and other general corporate purposes, including the repayment or refinancing of indebtedness and the making of investments and certain other payments.

Events of default under the Credit Agreement include, among other things: failure to pay any principal, interest or fees due under the Credit Agreement prior to the expiration of any applicable grace period; a default in the performance of any covenant in the loan documents that is not timely cured; a default under any indebtedness in excess of $15,000,000 that permits the holder thereof to accelerate such indebtedness; a change of control; the Company’s bankruptcy, insolvency or dissolution; entry of a final judgment for the payment of money exceeding $15,000,000 that is not timely discharged; and incurrence of specified liability resulting from termination or other events relating to certain employee benefit plans.

The foregoing description of the Credit Agreement and related matters is qualified in its entirety by reference to the Credit Agreement, a copy of which will be filed with the Company’s Annual Report on Form 10-K.

Item 2.02	Results of Operations and Financial Condition.

The information contained in this Current Report pursuant to this “Item 2.02 Results of Operations and Financial Condition” is being furnished. The information in this Item on Form 8-K and on Exhibit 99.1 attached hereto shall not be deemed to be filed for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

On April 7, 2011, Pier 1 Imports, Inc. (the “Company”) issued a press release announcing the Company’s financial results for the fourth quarter and fiscal year ended February 26, 2011. A copy of this press release is attached hereto as Exhibit 99.1.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth under Item 1.01 (Entry into a Material Definitive Agreement) above is hereby incorporated by reference into this Item 2.03. On April 4, 2011 the Company’s (as defined in Item 1.01 above) initial utilization of the Credit Facility described above was $58,128,809 comprised entirely of outstanding letters of credit.

Item 7.01	Regulation FD Disclosure.

On April 7, 2011, Pier 1 Imports, Inc. (the “Company”) issued a press release announcing the Company’s three-year growth plan. A copy of this press release is attached hereto as Exhibit 99.2.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release dated April 7, 2011 announcing the Company’s financial results for the fourth quarter and fiscal year ended February 26, 2011.

99.2	Press release dated April 7, 2011 announcing the Company’s three-year growth plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIER 1 IMPORTS, INC.

Date:	April 7, 2011	By:	/s/ Michael A. Carter
Michael A. Carter, Senior Vice President and
General Counsel, Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated April 7, 2011 announcing the Company’s financial results for the fourth quarter and fiscal year ended February 26, 2011.

99.2	Press release dated April 7, 2011 announcing the Company’s three-year growth plan.